Exhibit 99.1

PRESS RELEASE	SOURCE: WPCS International Incorporated

WPCS Reports FY2010 Third Quarter Financial Results

EXTON, PA - (PR Newswire - First Call - March 17, 2010) - WPCS International Incorporated (NASDAQ: WPCS), a leader in design-build engineering services for communications infrastructure, today announced financial results for the third quarter of fiscal year 2010 ended January 31, 2010. For the third quarter, WPCS reported revenue of $27.0 million compared to $25.3 million for the same period a year ago. WPCS reported net income of $71,000 or $0.01 per diluted share for the third quarter compared to $178,000 or $0.03 per diluted share for the same period a year ago. Year to date through the nine months ended January 31, 2010 WPCS reported revenue of $76.6 million compared to $82.4 million for the same period a year ago. For the nine month period, the reported net income was $843,000 or $0.12 per diluted share compared to net income of $1.4 million or $0.19 per diluted share for the same period a year ago.

Andrew Hidalgo, CEO of WPCS, commented, “The third quarter results were below our expectations from an earnings perspective. The primary reason behind the lower than expected earnings was a delay in bid to backlog conversion and a project cost overrun. However, there is positive news to report. At the end of the third quarter, the company reported a backlog of $49 million which is an increase of 75% over the previous quarter. WPCS also has a bid list of $186 million. The backlog increase gives us the opportunity to improve earnings in the quarters ahead. In fact, the $38 million of new projects we have announced in the first two months of calendar year 2010 is more than we announced in the first seven months of calendar year 2009. Due to the delay in converting bids to backlog, WPCS is revising its estimates for the fiscal year ending April 30, 2010. We project our revenue will be in the range of $102 million to $106 million, our net income in the range of $1.2 million to $1.4 million and $0.17 to $0.20 in earnings per diluted share. WPCS continues to maintain a healthy balance sheet with $4 million in cash, $20.9 million in working capital and $5.6 million in credit line borrowings. Our credit line borrowing to working capital ratio remains favorably low at 27%. The $2 million paid towards The Pride Group acquisition contributed to a lower cash position in the third quarter. We are also pleased to announce that Bank of America has approved the renewal of our $15 million credit facility for another three years. In summary, through these challenging economic times, WPCS has continued to deliver profitable results but we are committed to improving earnings. We believe the recent growth in backlog is a positive sign of better quarters ahead.”

As a reminder, there will be an investor conference call at 5:00 pm ET today. To participate on the conference call, please dial 888-299-4099 for calls within the U.S. and 302-709-8337 for calls from international locations. Upon reaching the operator, verbally transmit the participant code VH58841. When the overview concludes, your questions can be asked by pressing *1 and your questions can be removed from the queue by pressing the number sign. Replays of the conference call will be available for a period of five days by dialing 402-220-2946 and using 58841 # as the pass code.

About WPCS International Incorporated:

WPCS is a design-build engineering company that focuses on the implementation requirements of communications infrastructure. The company provides its engineering capabilities including wireless communication, specialty construction and electrical power to the public services, healthcare, energy and corporate enterprise markets worldwide. For more information, please visit www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements involve risks and uncertainties and are subject to change at any time.  The company’s actual results could differ materially from expected results.  In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward looking statements.

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CONTACT:

WPCS International Incorporated
610-903-0400 x101
ir@wpcs.com

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2010	2009	2010	2009

REVENUE	$26,972,380	$25,323,422	$76,557,723	$82,358,634

COSTS AND EXPENSES:
Cost of revenue	20,561,172	18,369,219	55,471,468	59,975,397
Selling, general and administrative expenses	5,660,707	5,904,094	17,800,852	17,787,254
Depreciation and amortization	662,705	614,699	1,970,848	1,954,880

Total costs and expenses	26,884,584	24,888,012	75,243,168	79,717,531

OPERATING INCOME	87,796	435,410	1,314,555	2,641,103

OTHER EXPENSE (INCOME):
Interest expense	53,294	85,480	193,931	333,764
Interest income	(5,821)	(3,042)	(9,352)	(51,155)

INCOME BEFORE INCOME TAX PROVISION	40,323	352,972	1,129,976	2,358,494

Income tax (benefit) provision	(12,253)	101,036	480,434	845,240

NET INCOME	52,576	251,936	649,542	1,513,254

Less: Net (loss) income attributable to noncontrolling interest	(18,250)	73,840	(192,988)	135,037

NET INCOME ATTRIBUTABLE TO WPCS	$70,826	$178,096	$842,530	$1,378,217

Basic net income per common share attributable to WPCS	$0.01	$0.03	$0.12	$0.19

Diluted net income per common share attributable to WPCS	$0.01	$0.03	$0.12	$0.19

Basic weighted average number of common shares outstanding	6,944,032	7,077,249	6,942,855	7,193,138

Diluted weighted average number of common shares outstanding	6,968,587	7,077,249	6,966,054	7,213,744

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31,	April 30,
ASSETS	2010	2009
	(Unaudited)	(Note 1)
CURRENT ASSETS:

Cash and cash equivalents	$3,973,653	$6,396,810
Accounts receivable, net of allowance of $96,051 and $155,458 at January 31, 2010 and April 30, 2009, respectively	27,539,260	25,662,784
Costs and estimated earnings in excess of billings on uncompleted contracts	6,176,827	5,229,043
Inventory	2,973,199	2,481,383
Prepaid expenses and other current assets	1,470,810	1,674,952
Prepaid income taxes	306,933	295,683
Deferred tax assets	299,481	70,413
Total current assets	42,740,163	41,811,068

PROPERTY AND EQUIPMENT, net	6,521,029	6,668,032

OTHER INTANGIBLE ASSETS, net	2,204,955	1,983,879

GOODWILL	34,914,822	32,549,186

OTHER ASSETS	132,589	132,948

Total assets	$86,513,558	$83,145,113

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

LIABILITIES AND EQUITY	January 31,	April 30,
	2010	2009
	(Unaudited)	(Note 1)
CURRENT LIABILITIES:

Current portion of loans payable	$89,401	$89,210
Borrowings under line of credit	5,626,056	5,626,056
Current portion of capital lease obligations	88,317	96,001
Accounts payable and accrued expenses	9,076,906	8,997,296
Billings in excess of costs and estimated earnings on uncompleted contracts	2,334,186	2,511,220
Deferred revenue	646,403	507,650
Due to shareholders	3,947,559	2,951,008
Total current liabilities	21,808,828	20,778,441

Due to shareholders, net of current portion	803,722	-
Loans payable, net of current portion	38,654	71,634
Capital lease obligations, net of current portion	87,508	151,425
Deferred tax liabilities	1,737,619	1,467,971
Total liabilities	24,476,331	22,469,471

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-

Common stock - $0.0001 par value, 25,000,000 shares authorized, 6,948,516 and 6,942,266 shares issued and outstanding at January 31, 2010 and April 30, 2009, respectively	700	694
Additional paid-in capital	50,301,320	50,175,479
Retained earnings	10,223,719	9,381,189
Accumulated other comprehensive income (loss) on foreign currency translation	352,956	(321,798)

Total WPCS shareholders' equity	60,878,695	59,235,564

Noncontrolling interest	1,158,532	1,440,078

Total equity	62,037,227	60,675,642

Total liabilities and equity	$86,513,558	$83,145,113

Note 1.  Certain reclassifications have been made to prior period financial statements to conform to current presentation.

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